Exhibit 10.1
EXECUTION COPY
AMENDMENT NO. 3
     AMENDMENT NO. 3 dated as of March 19, 2008 (this “Amendment”) to the Credit Agreement dated as of April 15, 2005 (as in effect on the date hereof, the “Credit Agreement”) among DEALERTRACK, INC. (the “Company”), DEALERTRACK HOLDINGS, INC. (“Holdings”), the LENDERS party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and LC Issuing Bank.
W I T N E S S E T H :
     WHEREAS, Holdings and the Company have requested that the Lenders agree to permit certain Restricted Payments, and the Lenders are willing to do so on the terms and conditions set forth herein;
     NOW, THEREFORE, the parties hereto agree as follows:
     SECTION 1.  Defined Terms.  Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term therein.
     SECTION 2.  Amendments to Credit Agreement.  Section 6.08(a)(iii) of the Credit Agreement is amended by inserting the following as a new clause (D): “(D) in the form of repurchases of common stock in Holdings publicly announced by Holdings during the Fiscal Quarter ended March 31, 2008 so long as (1) all such repurchases are consummated by the end of Holdings’ fiscal quarter ending on or about March 31, 2009 and (2) the aggregate amount of all such repurchases does not exceed $75,000,000”.
     SECTION 3.  Representations of Holdings and the Company.  Each of Holdings and the Company represents and warrants to the Lender Parties that, as of the Amendment Effective Date, immediately after giving effect to the amendments effected hereby, (i) the representations and warranties of the Loan Parties set forth in the Loan Documents will be true and (ii) no Default will have occurred and be continuing.
     SECTION 4.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     SECTION 5.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     SECTION 6.  Effectiveness.  This Amendment shall become effective on the date (the “Amendment Effective Date”) when the Administrative Agent shall have received from the Company, Holdings and the Required Lenders counterparts hereof signed by each such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that each such party has signed a counterpart hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DEALERTRACK, INC.
By:	/s/ Robert J. Cox
	Name:	Robert J. Cox
	Title:	CFO

DEALERTRACK HOLDINGS, INC.
By:	/s/ Robert J. Cox
	Name:	Robert J. Cox
	Title:	CFO

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Anne Biancardi
	Name:	Anne Biancardi
	Title:	Vice President, Credit Executive.

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Anne Biancardi
	Name:	Anne Biancardi
	Title:	Vice President, Credit Executive

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Karen E. Samuel
	Name:	Karen E. Samuel
	Title:	Director

LEHMAN COMMERCIAL PAPER INC.
By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Authorized Signatory

2